EXHIBIT 10.32
                                [IBM LETTERHEAD]

International Business Machines Corporation             IBM Credit Corporation
                                                        2707 Butterfield Road
                                                        Oakbrook, Illinois 60521

October 23, 1996

Mr. Donald Chadwick
Chief Financial Officer
Allstar Systems, Inc.
6401 Southwest Freeway
Houston, TX 77074-1619

Dear Mr. Chadwick,

On August 2, 1996, an Acknowledgement, Waiver and Amendment to the Agreement for Wholesale Financing - Flexible Payment Plan ("Amendment") was signed between Allstar Systems, Inc. ("Allstar") and IBM Credit Corporation ("IBM Credit").

At that time, the defaults identified in the Amendment were waived by IBM Credit until the earlier of November 15, 1996 or the day after the closing of the stock sale of the initial public offering referred to in Section 4 of the Amendment.

At this time, IBM Credit agrees to hereby extend the waiver of such defaults of Customer with the terms of the Agreement for Wholesale Financing - Flexible Payment Plan to the extent such defaults are set forth in Section 2 of the Amendment, through the earlier of December 31, 1996 or the day after the closing of the stock sale of the initial public offering referred to above.

If you have any questions, please feel free to call me at (800) 753-7053 Ext. 7523.

Sincerely,

IBM CREDIT CORPORATION

/s/ ALBERT G. MITCHELL
    Albert G. Mitchell
    Credit Manager

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